                                                                EXHIBIT 10.8


                            OEM AGREEMENT (APCO 25)

         This Agreement is effective the 2nd day of August, 1994 ("EFFECTIVE DATE") between Motorola, Inc., a Corporation of the State of Delaware, U.S.A., (hereinafter "MOTOROLA"), by and through its Land Mobile Products Sector, having a principal place of business at 1301 East Algonquin Road, Schaumburg, Illinois 60196, and Transcrypt International, a corporation having a principal place of business at 1620 North 20th, Lincoln, NE 68503 (hereinafter "Receiving Party").

                                    RECITALS

WHEREAS, the Associated Public Safety Communication Officers, Inc. ("APCO"), the National Association of State Telecommunications Directors ("NASTD") and certain agencies of the Federal government have established the APCO Project 25 Steering Committee for the purpose of selecting various elements of a public safety system advanced technology standard for interoperable digital public safety radio communications; and

WHEREAS, MOTOROLA and Transcrypt have committed to support Project 25 and to be active advocates therefor in APCO and Telecommunications Industry Association ("TIA") proceedings, as well as the marketplace; and

WHEREAS, MOTOROLA has designed and is manufacturing an APCO 25 compliant, digital trunked two-way land mobile radio system known as ASTRO(R), and is in rightful possession of certain proprietary rights in the valuable technology related thereto; and

WHEREAS, Transcrypt is particularly qualified and otherwise particularly suited to purchase certain ASTRO(R) Products from MOTOROLA for resale and MOTOROLA desires to sell such products to Transcrypt, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, MOTOROLA and Transcrypt agree as follows:

Section 1 - Purchase and Sale; Commitments.

1.1 Agreement of Purchase and Sale. MOTOROLA agrees to sell, subject to MOTOROLA standard terms and conditions, and Transcrypt agrees to purchase ASTRO(R) products, only as requested, as defined in Appendix A (hereinafter PRODUCTS), in such quantities as Transcrypt may order from time to time.

MOTOROLA agrees to offer TRANSCRYPT certain next generation technology enhancements, such as RF sub-assemblies or chip sets are these technologies become viable product offerings.

Transcrypt may specify to MOTOROLA functional features and cosmetic design (including color and labeling) of such PRODUCTS, it being understood that such changes from MOTOROLA's standard products will impact MOTOROLA's price and delivery to Transcrypt.

Motorola and Transcrypt will cooperate on a marketing effort at the front end of the program in the form of Motorola providing photo ready art for literature, manuals, and marketing pieces, that Transcrypt may edit and reproduce.

1.2 Purchase Price. Terms and conditions, including unit prices, validity period, and delivery schedule for PRODUCTS are contained in Appendix B.

1.3      Limited Warranty.

(a) MOTOROLA's standard warranty applies, except that 30 days shall be added to the warranty period for both labor and material to allow Transcrypt added time to ship to their customers.

(b) In the event of a defect during the applicable warranty periods above, Transcrypt shall have the option of providing the warranty labor service itself or requesting that MOTOROLA provide such labor service in the manner described above. In the event Transcrypt decides to provide the warranty labor service, MOTOROLA agrees to provide replacement parts, free of charge, for the full warranty period. MOTOROLA's repair or replacement of the product or part thereof shall be the full extent of MOTOROLA's liability. Travel and associated expenses of Transcrypt are not covered by these warranties.

1.4 Spare Parts for Products. Within sixty (60) days of a request in writing, MOTOROLA shall provide Transcrypt with a list of spare module and component parts (including part number, description and price) which MOTOROLA will make available to Transcrypt for Transcrypt's servicing, repair and maintenance of the Products.

1.5 Backward Compatibility. Transcrypt may sell PRODUCTS incorporating MOTOROLA analog trunking, or MOTOROLA proprietary 12 kBs encryption only to those customers who have purchased or are in the process of purchasing ASTRO(R) or APCO 25 compliant digital Infrastructure.

Section 2 Term of Agreement. This Agreement shall remain in effect for 10 years from the EFFECTIVE DATE, unless both parties agree in writing to extend or terminate this Agreement.

Section 3  Confidentiality.

3.1 "Confidential Information" is defined as any device, graphics, written information or information in other tangible forms that is disclosed by either party to the other, and that is marked at the time of disclosure as being "Confidential" or "Proprietary". Information disclosed orally or visually and identified at that time as Confidential shall also be considered as "Confidential Information" if such orally or visually disclosed information is reduced to tangible form, appropriately marked or identified as being confidential by the disclosing party and delivered to the Transcrypt within thirty calendar days of its oral or visual disclosure to the Transcrypt.

3.2 Unless otherwise expressly authorized by the disclosing party, the Transcrypt agrees to retain the Confidential Information in confidence for the "Confidential Period" defined below, during which period the Transcrypt shall not disclose the received Confidential Information to any third party, and shall not use the received Confidential Information for any purpose other than as authorized in this Agreement. The "Confidential Period" shall mean 7 years from the date of receipt of the Confidential Information or until such time as the information no longer qualifies as Confidential Information pursuant to paragraph 3.4.

3.3. Each party shall use its best efforts to limit dissemination of the other's Confidential Information to such of its employees who have a need to know in performance of this Agreement.

3.4 Notwithstanding any other provisions of this Agreement, each party acknowledges that Confidential Information shall not include any information which:

(a) Is or becomes publicly known through no wrongful act on the Transcrypt's part; or

(b) Is, at the time of disclosure under this Agreement, already known to the Transcrypt without restriction on disclosure; or

(c) Is, or subsequently becomes, rightfully and without breach of this Agreement, in the Transcrypt's possession without any obligation restricting disclosure; or

(d) Is independently developed by the Transcrypt without breach of this Agreement; or

(e) Is furnished to a third party by the disclosing party without a similar restriction on the third party's rights; or

(f) Is explicitly approved for release by written authorization of the disclosing party.

3.5. Upon termination of this Agreement, each party agrees to return to the disclosing party the devices, graphics, writings and information in other tangible forms containing any of the Confidential Information referred to in paragraph 3.1 and any copies of Confidential Information.

3.6. No license, express or implied, in the "Confidential Information," is granted to either party other than to use the information in the manner and to the extent authorized by this Agreement. No indemnification for damages of any kind, sustained by either party, by reason of the disclosing party's disclosure or the Transcrypt's use of the Confidential Information is granted or implied. No warranty of any kind is granted or implied to either party.

Section 4 Disclosure of Agreement. Neither part shall disclose the terms and conditions of this Agreement to any third party without the written permission and consent of the other party, except as otherwise required by law.

Section 5  General Provisions.

5.1 Transcrypt agrees not to export or re export, or cause to be exported, any technical data (including any TECHNICAL INFORMATION) received hereunder, or the direct product of such technical data, to any country to which, under the laws of the United States, either party is or may be prohibited from exporting its technology or the direct product thereof.

5.2 The applicable law governing any cause of action arising out of this Agreement, or the performance by either party hereto, shall be governed by the laws of the State of Illinois, U.S.A.

5.3 Nothing contained herein, or done in pursuance of this Agreement, shall constitute the parties as entering upon a joint venture or shall constitute either party hereto the agent for the other party for any purpose or in any sense whatsoever.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date below written.





MOTOROLA, INC.                              Transcrypt

By: ROBERT J. MCCALL                        By: PAUL D. MUELLER
   ---------------------------                 ---------------------------
Signature                                   Signature


Name:    Robert J. McCall                   Name:    Paul D. Mueller
     ---------------------------                 ---------------------------

         Vice President and
Title:   General Manager,                   Title:   President & COO
      ---------------------------                 ---------------------------
         North American Radio
         Systems Division

Date: 7/28/94                               Date:    August 2, 1994
     ---------------------------                 ---------------------------

                                   APPENDIX A

                    Astro(R) Product Available to Transcrypt

All Astro(R) products listed on the following Motorola R01 pricebook pages:



Astro(R)Digital Saber Portable Series   Section 5.0, pages 35-35M
                                        dated 12/15/93 (page 35J dated 5/1/94)
Astro(R)Digital Spectra Mobile Series   Section 5.0, pages 36-36N dated 12/15/93
                                        (page 36D dated 5/1/94; 36L dated
                                        dated 2/1/94)

The following Astro(R) kits:

Astro(R) Digital Saber Portable kits    NTN7749B - Vocon board
                                        NLD8892B - VHF RF board
                                        NLE4244C2 - UHF RF board
                                        NUF6411B - 800 MHz RF board

Astro(R) Digital Spectra Mobile kits    HLN6458B - Vocon board
                                        HRN6014A - VHF RF board
                                        HRN6020A - UHF RF board
                                        HRN6019A - 800 MHz RF board

The following Astro(R) integrated circuits:

                                        ADSIC - P/N 5105457W19
                                        ABACUS - P/N 5105457W20
                                        SLIC IV - P/N 5105457W06
                                        FRAC-N - P/N 5105625U31

                                   APPENDIX B

                    Astro(R) Product Available to Transcrypt
                                  Unit Prices

All Astro(R) products listed on the following Motorola R01 pricebook pages:

Astro(R) Digital Saber Portable Series   Section 5.0, pages 35-35M dated
                                         12/15/93 (page 35J dated 5/1/94)
Astro(R) Digital Spectra Mobile Series   Section 5.0, pages 36-36N dated
                                         12/15/93 (page 36D dated 5/1/94;
                                         36L dated 2/1/94)

To be sold at the following discounts from the DNUP price on the above price pages as dated based on the annual quantity purchased:

                 Annual Quantity                            Discount
                 25 minimum - 100                           37.5%
                 100 - 500                                  38.5%
                 500 - 1000                                 39.5%
                 1000 - 1500                                40.5%
                 1500 - 2000                                41.5%
                 Greater than 2000                          42.5%

The following Astro(R) kits:

Astro(R) Digital Saber Portable kits       NTN7749B - Vocon board            $655.00
                                           NLD8892B - VHF RF board           $302.28
                                           NLE4244C2 - UHF RF board          $318.00
                                           NUF6411B - 800 MHz RF board       $281.55

Astro(R) Digital Spectra Mobile kits       HLN6458B - Vocon board            $614.54
                                           HRN6014A - VHF RF board           $210.29
                                           HRN6020A - UHF RF board           $211.54
                                           HRN6019A - 800 MHz RIF board      $222.90

Five year price validity to be reviewed every 6 months. Price not to rise greater than the wholesale price index. Will entertain learning curve price reductions.

The following Astro(R) integrated circuits:

                                  ADSIC - P/N 5105457W19                     $65.00
                                  ABACUS - P/N 5105457W20                    $38.00
                                  SLIC IV - P/N 5105457W06                   $31.00
                                  FRAC-N - P/N 5105625U31                    $17.00

Five year price validity to be reviewed every 6 months. Price not to rise greater than the wholesale price index. Will entertain learning curve price reductions.

TERMS & CONDITIONS

1. DEFINITIONS. "Motorola" shall mean Motorola, Inc. and Motorola Communications and Electronics, Inc.; "Customer" shall mean the Customer named herein; and "Products" shall collectively mean the Equipment and Software referred to in the Agreement.

2. AGREEMENT. The terms and conditions set forth on the front and reverse of this form and in Motorola's Equipment Warranty and, if applicable, in Motorola's Software License and Software Warranty furnished to Customer and incorporated herein by reference constitute an offer to purchase by Customer which will become a contract ("Sales Agreement" or "Agreement") when acknowledged and accepted in writing by Motorola's Schaumburg, Illinois office, and the banking, negotiation or other use of any payment shall not constitute an acceptance hereof by Motorola. In the absence of written acceptance from Motorola, commencement of shipment of Products by Motorola hereunder shall constitute an acceptance of the terms and conditions described above. It is agreed that sales hereunder are made only on the terms and conditions set forth in the Agreement. Motorola shall not be bound by terms and conditions in Customer's purchase order or elsewhere. Upon acceptance by Motorola Communications and Electronics, Inc., this Agreement is assigned to Motorola, Inc.

3. SHIPPING. Shipping and handling charges shall be paid by Customer. Customer agrees to pay such amount quoted without regard to the actual charges applicable at the time of shipment.

4. DELIVERY, TITLE AND SECURITY. Unless otherwise stated in the Agreement, all deliveries are FOB Motorola's shipping facility(ies) and title and risk of loss to Products sold shall pass to Customer at the FOB point. Shipping or delivery dates are best estimates only. Motorola reserves the right to make deliveries in installments and the Agreement shall be severable as to such installments. Delivery, delay or default of any installment shall not relieve Customer of its obligation to accept and pay for remaining deliveries. Claims for shipment shortage shall be deemed waived unless presented to Motorola in writing within forty-five (45) days of delivery of each shipment. Motorola shall retain and Customer hereby grants Motorola a security interest and right of possession in the Products until Customer makes full payment. Customer agrees to cooperate in whatever manner necessary to assist Motorola in perfection of said security interest upon request.

5. PAYMENT. The Customer shall make net payment to Motorola in accordance with the terms stated in the Agreement at Motorola's offices at 1301 E. Algonquin Road, Schaumburg, Illinois 60196, or at such other place as Motorola may designate in writing. Payment shall be made in ten (10) days after the date of invoice for each product, accessory, or other charge, unless stated otherwise in the Agreement. Service charges at the maximum rate permitted by applicable law may be invoiced on accounts more than thirty (30) days past due and shall be due and payable upon receipt of invoice.

6. TAXES. Except for the amount, if any, of State and Local tax stated in the Agreement, the prices set forth in the Agreement are exclusive of any amount for Federal, State and/or Local excise, sales, use, property, retailer's occupation or similar taxes. If any such excluded tax is determined to be applicable to this transaction or Motorola is required to pay or bear the burden thereof, the prices set forth herein shall be increased by the amount of such tax and any interest or penalty thereon, and Customer shall pay to Motorola the full amount of any such increase no later than ten (10) days after receipt of an invoice therefor.

7. PATENT, COPYRIGHT AND TRADEMARKS.

A. INDEMNIFICATION. Motorola agrees to defend, at its expense, any suits against Customer based upon a claim that any Motorola manufactured Products furnished hereunder directly infringe a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. If the use or sale of any such Product(s) furnished hereunder is enjoined as a result of such suit, Motorola, at its option and at no expense to Customer, shall obtain for Customer the right to use or sell such Product(s) or shall substitute an equivalent Product reasonably acceptable to Customer and extend this indemnity thereto or shall accept the return of such Product(s) and reimburse Customer the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the combination of any such Product(s) furnished hereunder and other elements nor does it extend to any such Product(s) of Customer's design or formula. The foregoing states the entire liability of Motorola for patent or copyright infringement. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS OR COPYRIGHTS.

B. COPYRIGHTS AND MASK WORKS. Laws in the United States and other countries preserve for Motorola certain exclusive rights, in the Motorola Software, mask works and other works of authorship furnished hereunder, including without limitation the exclusive rights to prepare works derived from same, reproduce same in copies and distribute copies of same. Such Motorola Software, mask works and other works of authorship may be used in and redistributed with only the Equipment associated with same. No other use, including without limitation reproduction, modification, or disassembly of such Motorola Software, mask works or other works of authorship or exercise of exclusive rights in same is permitted.

C. REVERSE ENGINEERING. Customer acknowledges Motorola's claim that the Motorola Software and Equipment furnished hereunder contain valuable trade secrets of Motorola and therefore agree that it will not translate, reverse engineer, decompile or disassemble or make any other unauthorized use of such Motorola Software and Equipment. Since unauthorized use of such Motorola Software and Equipment will greatly diminish the value of such trade secrets and cause irreparable harm to Motorola, Customer agrees that Motorola, in addition to any other remedies it may have, shall be entitled to equitable relief to protect such trade secrets, including without limitation temporary and permanent injunctive relief without the proving of damage by Motorola.

D. LOGOS AND TRADEMARKS.

1) The Products shipped under the terms and conditions of this Agreement will carry Motorola's logo or such other logo as expressly agreed to by Motorola.

2) In order that Motorola may protect and preserve its trademarks, trade names, corporate slogans, corporate logo, goodwill and Product designations, Customer, without the express written consent of Motorola, shall have no right to use any such marks, names, slogans or designations of Motorola in the sale, lease or advertising of any Products or on any Product, Product container, component part, business forms, sales, advertising and promotional materials or other business supplies or materials, whether in writing, orally or otherwise.

E. LICENSE DISCLAIMER. Except for the right to use the Motorola Software and Equipment for the purposes provided herein which arises by operation of law and except as expressly provided herein, nothing contained in this Agreement shall be deemed to grant to Customer either directly or by implication, estoppel, or otherwise, any license or right under any patents, copyrights, trademarks or trade secrets of Motorola or any third party.

8. SOFTWARE LICENSE AND SOFTWARE WARRANTY. If applicable, a copy of Motorola's Software License and Software Warranty has been provided to Customer with the Agreement. The Software Warranty shall apply only to individual items of Software. The Software License shall apply to individual items of Software and Software contained in Data Communications Products and Trunking Products identified in the Sales Agreement and shall also apply to any other software contained in other Equipment specifically referred to in the Sales Agreement as subject to this License.

9. EXCUSABLE DELAY. In addition to other limitations on liability set forth in this Agreement Motorola shall not be liable for any delay or failure to perform due to any cause beyond its control. Causes include, but are not limited to, strikes, acts of God, acts of the Customer, interruptions of transportation or inability to obtain necessary labor, materials or facilities, default of any supplier, or delay in FCC frequency authorization or license grant. In the event Motorola is unable to wholly or partially perform because of any cause beyond its control, Motorola may terminate the Agreement without any liability to Customer.

10. CANCELLATION. Unless already accepted by Motorola, at Customer's convenience, Customer may, by written notice to Motorola within fifteen (15) days of the authorized Customer signature date, revoke the offer in which event Customer shall pay Motorola twenty (20%) percent of the total price for all Products listed in the Agreement as a restocking and administrative charge and not as a penalty.

11. FCC AND OTHER GOVERNMENT MATTERS. Although Motorola may assist in preparation of the FCC license application, Customer is solely responsible for obtaining any licenses or other authorizations required by the Federal Communications Commission ("FCC") or any other Federal, State or Local governmental agency. Customer is solely responsible for complying with applicable FCC rules and regulations and the applicable rules and regulations of any other Federal, State or Local governmental agency. Neither Motorola nor any of its employees is an agent of Customer in FCC or other governmental matters. Motorola, however, may assist in preparation of the FCC license application at no charge to Customer.

12. COMMUNICATIONS SERVICES. Customer agrees that communications services such as Specialized Mobile Radio, community repeater or other communications services are not provided under the Agreement. Customer must enter into separate agreements with the service provider(s) to obtain such services. MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, AVAILABILITY OR OPERATION OF ANY SYSTEM.

13. LIMITATIONS.

A. LIMITATION OF MOTOROLA LIABILITY. EXCEPT FOR PERSONAL INJURY AND EXCEPT AS PROVIDED FOR IN THE SECTION "PATENT, COPYRIGHT AND TRADEMARKS", MOTOROLA'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT WHETHER FOR BREACH OF CONTRACT, WARRANTY, MOTOROLA'S NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. CUSTOMER'S SOLE REMEDY IS TO REQUEST MOTOROLA AT MOTOROLA'S OPTION TO EITHER REFUND THE PURCHASE PRICE OR REPAIR OR REPLACE PRODUCTS THAT ARE NOT AS WARRANTED. IN NO EVENT WHETHER FOR BREACH OF CONTRACT, WARRANTY, MOTOROLA'S NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE, WILL MOTOROLA BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENT DAMAGES, INCLUDING, BUT NOT LIMITED TO, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, LOSS OF DATA, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCT(S), FACILITIES OR SERVICES, DOWNTIME COST OR ANY CLAIM AGAINST CUSTOMER BY ANY OTHER PARTY.

B. INSURANCE. It is further understood that Motorola is not an insurer and that Customer shall obtain all insurance, if any, that is desired and that Motorola does not represent or warrant that Motorola products will avert or prevent occurrences, or the consequences therefrom, which are monitored, detected or controlled with use of the products.

C. NO REPRESENTATIONS. Motorola sales representatives are only authorized to fill in the blanks on this sales order with the information requested. Any and all representations, promises or statements by Motorola representatives that differ in any way from the Terms and Conditions on the front and reverse of this sales order and any applicable warranties and licenses incorporated herein shall be given no force or effect. The issuance of information, advice, approvals, instructions or cost projections by Motorola's sales personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect Motorola's and Customer's rights and obligations hereunder, unless the same is in writing and signed by an officer of Motorola with the explicit statement that it constitutes an amendment to this Agreement.

D. WARRANTIES AND DISCLAIMED WARRANTIES. AS PART OF THIS AGREEMENT MOTOROLA HAS PROVIDED CUSTOMER WITH ITS EQUIPMENT WARRANTY AND, IF APPLICABLE, ITS SOFTWARE LICENSE AND SOFTWARE WARRANTY, WHICH WARRANTIES AND LICENSE, TO THE EXTENT APPLICABLE, ARE INCORPORATED INTO AND MADE A PART OF THIS AGREEMENT. THESE WARRANTIES ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER HEREBY ACKNOWLEDGES RECEIPT OF SUCH WARRANTIES AND LICENSE.

14. GENERAL.

(A) Customer acknowledges that it has read and understands the terms and conditions of this Agreement and agrees to be bound by them, that it is the complete and conclusive statement of the agreement between the parties and that this Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof and all understanding and agreements, oral and written, heretofore made between Motorola and Customer, are merged in this Agreement which alone fully and completely expresses their agreement. (B) No modification of or additions to the Agreement shall be binding upon Motorola unless such modification is in writing and signed by an officer of Motorola. (C) If any term or provision of this Agreement shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or provision shall be inoperative and void insofar as it is in conflict with law, but the remaining terms and provisions shall nevertheless continue in full force and effect and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid, void or unenforceable. (D) Section and paragraph headings used herein are for convenience only and are not to be deemed or construed to be part of this Agreement. (E) The failure of Motorola to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right herein, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligation of the Customer with respect to such future performance shall continue in full force and effect. (F) THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

ACCEPTED: MOTOROLA COMMUNICATIONS  |-------------------------------------------
          AND ELECTRONICS, INC.    |                ORDER TYPE:
SCHAUMBURG, IL OFFICE.             |N  FIRST TIME USER    K  ADDITIONAL EQUIP-
                                   |   OF RADIO FOR          MENT FOR EXISTING
---------------------------------  |   THIS                  COMPETITIVE OR
AUTHORIZED SIGNATURE               |   APPLICATION           MIXED SYSTEM
                                   |
---------------------------------  |A  ADDITIONAL EQUIP-  C  REPLACEMENT EQUIP-
TITLE                              |   MENT FOR EXISTING     MENT FOR EXISTING
                                   |   ALL MOTOROLA          COMPETITIVE OR
                                   |   SYSTEM                MIXED SYSTEM
                                   |
                                   |R  REPLACING EQUIP-   O  OTHER
                                   |   MENT FOR EXISTING
                                   |   MOTOROLA SYSTEM
                                   |------------------------------------------